Exhibit 99

Chemed Reports First-Quarter 2009 Results

CINCINNATI--(BUSINESS WIRE)--April 22, 2009--Chemed Corporation (Chemed) (NYSE:CHE), which operates VITAS Healthcare Corporation (VITAS), the nation’s largest provider of end-of-life care, and Roto-Rooter, the nation’s largest commercial and residential plumbing and drain cleaning services provider, reported financial results for its first quarter ended March 31, 2009, versus the comparable prior-year period, as follows:

Consolidated operating results from continuing operations:

  Revenue increased 3.4% to $294.9 million
  Diluted EPS increased 30.8% to $0.85
  Adjusted Diluted EPS increased 28.8% to $0.94

VITAS segment operating results:

  Net Patient Revenue of $208.4 million, up 5.0%
  Average Daily Census (ADC) of 11,728, up 0.3%
  Average Length of Stay in the quarter of 76.6 days
  Net Income of $17.3 million, an increase of 30.0%
  Adjusted EBITDA of $31.2 million, an increase of 32.2%
  Adjusted EBITDA margin of 15.0%, an increase of 308 basis points

Roto-Rooter segment operating results:

  Revenue of $86.5 million, essentially equal to the comparable prior-year period
  Job count of 182,716, a decline of 6.9%
  Net Income of $8.3 million, a decline of 9.0%
  Adjusted EBITDA of $14.5 million, a decline of 9.2%
  Adjusted EBITDA margin of 16.7%, a decline of 167 basis points

VITAS

Congress approved The American Recovery and Reinvestment Act in late February 2009. This Act provides for an increase in the Medicare hospice wage index for the period October 1, 2008, through September 30, 2009. Given the timing of the passage of this Act, VITAS did not include any adjustment to fourth-quarter 2008 revenue for this increase in Medicare hospice reimbursement. Accordingly, the revenue recorded in first quarter of 2009 includes approximately $2.0 million of additional revenue that relates to the fourth quarter of 2008.

Net revenue for VITAS was $208.4 million in the first quarter of 2009, which is an increase of 5.0% over the prior-year period. Excluding the fourth-quarter pricing adjustment recorded in the first quarter of 2009, revenue increased 4.0%. This revenue growth was the result of increased ADC of 0.3% and a Medicare price increase of approximately 3.5%. The remaining difference is attributed to revenue and patient geographic mix.

Average revenue per patient per day in the quarter was $195.87, which is 4.9% above the prior-year period. Routine home care reimbursement and high acuity care averaged $152.16 and $671.03, respectively, per patient per day in the first quarter of 2009. During the quarter, high acuity days-of-care were 8.4% of total days-of-care.

VITAS has recorded $270,000 of Medicare Cap liability in the first quarter of 2009. This Medicare Cap liability relates to one provider number that has a gross margin in excess of 20%, including this cap liability. Admissions in this provider number increased 10% on a sequential basis.

Of VITAS’ 34 unique Medicare provider numbers, 32 provider numbers, or 94%, have a Medicare Cap cushion greater than 15% for the current Medicare Cap year, one provider number has a 5% to 10% cushion and one provider number has a cap liability. VITAS generated an aggregate cap cushion of $220 million during calendar year 2008.

The first quarter of 2009 gross margin, excluding the impact of cap and the retro-active pricing adjustment that related to the fourth quarter of 2008, was 22.8%. This is 276 basis points above VITAS' gross margin in the first quarter of 2008. This is the fourth consecutive quarter of margin increase and is a direct result of refinements to scheduled field labor.

Selling, general and administrative expense was $17.5 million in the first quarter of 2009, which is an increase of 8.7% when compared to the prior year. Adjusted EBITDA totaled $31.2 million. Excluding Medicare Cap and the impact of the fourth-quarter 2008 pricing adjustment, Adjusted EBITDA increased 25.1% over the prior year and Adjusted EBITDA Margin increased 239 basis points to 14.3%.

Roto-Rooter

Roto-Rooter’s plumbing and drain cleaning business generated sales of $86.5 million for the first quarter of 2009, essentially equal to the comparable prior-year quarter. Adjusted EBITDA in the first quarter of 2009 totaled $14.5 million, a decrease of 9.2% from the first quarter of 2008, and equated to an Adjusted EBITDA Margin of 16.7%.

Job count in the first quarter of 2009 declined 6.9% when compared to the prior-year period. Total residential jobs declined 5.2%, as residential plumbing jobs decreased 4.4% and residential drain cleaning jobs declined 5.6%, when compared to the first quarter of 2008. Residential jobs represent approximately 70% of total job count. Total commercial jobs declined 10.8% with commercial plumbing job count declining 12.7% and commercial drain cleaning decreasing 11.3%, when compared to the prior-year quarter. These declines were partially offset by an 18.8% increase in jobs in the “Other” category.

This job count decline was significantly mitigated relative to total revenue through a combination of increased pricing, favorable job mix shift to more expensive jobs such as excavation, and increased conversion rates of calls to paid jobs.

There continues to be substantial disparity in demand for Roto-Rooter services within the United States, although this disparity has lessened somewhat over the past several quarters. The South Region has experienced a 19.4% year-to-date decline in commercial jobs while commercial volume declined 11.2% in the Northeast Region. Residential demand is not as disparate, with the South Region residential job count declining 11.5% while the remaining regions have experienced a job count decline ranging from 4.5% to 9.6%.

Management continues to have discussions with existing franchisees to acquire Roto-Rooter franchise territories. This increase in activity is attributed to the current state of the capital markets, the potential increase in tax rates and the recessionary difficulties our franchisees are experiencing. Management will continue to be highly disciplined in terms of valuation, risk assessment and overall return on investment of any potential acquisition. However, the timing or actual completion of any acquisition cannot be predicted.

Chemed Consolidated Debt and Cash Flows

Effective January 1, 2009, the Company retrospectively adopted the provisions of FASB Staff Position No. APB 14-1, “Accounting for Convertible Debt Instruments that May Be Settled in Cash upon Conversion (Including Partial Cash Settlement).” This new rule required the Company to separately account for the debt and equity portions of its 1.875% Senior Convertible Notes (Notes). This accounting assumed the Company could have borrowed under a conventional seven year fixed rate interest only note at 6.875%. The difference between the 1.875% coupon rate of the Notes and this estimated borrowing rate created a discount on the Notes that is recorded in equity at the inception of the debt. The Notes, net of this discount, will be accreted to their face value over the life of the Notes using the effective interest method. The impact of this accounting change for the year ended December 31, 2009, is projected to be a non-cash increase in pretax interest expense of approximately $6.3 million ($4.0 million after-tax).

Chemed had total debt of $159 million at March 31, 2009. This debt is net of the discount taken as a result of FASB Staff Position No. APB 14-1. Excluding this discount, aggregate debt is $199 million of which $187 million carries a fixed interest rate of 1.875% and is due in May 2014. The remaining debt consists of a $12.0 million bank term loan with a current interest rate of approximately 1.4%. Chemed’s total debt is less than one times trailing four quarters of Adjusted EBITDA.

Chemed’s $175 million revolving credit facility expires in May 2012. At March 31, 2009, this credit facility had approximately $149 million of undrawn borrowing capacity after deducting $26 million of letters of credit issued under this facility to secure the Company’s workers’ compensation insurance.

Net cash provided from operations in the first three months aggregated $25.1 million. Capital expenditures for the first quarter of 2009 aggregated $3.4 million and compares favorably to first-quarter 2009 depreciation and amortization of $6.9 million.

Guidance for 2009

Congress has recently approved The American Recovery and Reinvestment Act of 2009. This Act provides for an increase in the Medicare hospice wage index for the period October 1, 2008, through September 30, 2009. This 2009 guidance includes approximately $8.0 million in additional revenue related to this adjustment in the Medicare hospice reimbursement rate.

VITAS expects to achieve full-year 2009 revenue growth, prior to Medicare Cap, of 5.5% to 7.0%. Admissions are estimated to increase 1.5% to 3.5% and full-year Adjusted EBITDA Margin, prior to Medicare Cap, is estimated to be 15.5% to 16.5%. This guidance assumes VITAS will receive a Medicare basket price increase, net of the BNAF phase-out, of 1.5% effective October 1, 2009. Full calendar year 2009 Medicare contractual billing limitations are estimated at $4.0 million.

Roto-Rooter expects to achieve full-year 2009 revenue growth of 3.0% to 4.0%. The revenue growth is a result of increased pricing of 5.0%, a favorable mix shift to higher revenue jobs, partially offset by a job count decline estimated at 7.0% to 9.0% Adjusted EBITDA Margin for 2009 is estimated in the range of 17.5% to 18.5%. This guidance does not include any Roto-Rooter franchise acquisitions that may be completed in 2009.

Chemed’s effective tax rate has been impacted by the severe volatility in the stock market as it relates to certain deferred compensation investments and required generally accepted accounting principles (GAAP) tax accounting. This stock market volatility does not have any material impact on Chemed’s reported pretax earnings. Excluding the impact of taxes associated with this deferred compensation issue, Chemed’s effective tax rate for full-year 2009, is estimated at 39.0%.

Based upon these factors and a full-year average diluted share count of 22.6 million shares, management estimates 2009 earnings per diluted share from continuing operations, excluding noncash expenses for stock options, the non-cash increase in interest expense related to the accounting change for convertible debt interest expense and the tax rate impact from deferred compensation investments will be in the range of $3.70 to $3.95.

Conference Call

Chemed will host a conference call and webcast at 10 a.m., EDT, on Wednesday, April 22, 2009, to discuss the company's quarterly results and to provide an update on its business. The dial-in number for the conference call is (800) 320-2978 for U.S. and Canadian participants and (617) 614-4923 for international participants. The participant passcode is 63314619. A live webcast of the call can be accessed on Chemed's website at www.chemed.com by clicking on Investor Relations Home.

A taped replay of the conference call will be available beginning approximately 24 hours after the call's conclusion. It can be accessed by dialing (888) 286-8010 for U.S. and Canadian callers and (617) 801-6888 for international callers and will be available for one week following the live call. The replay passcode is 91024524. An archived webcast will also be available at www.chemed.com.

Chemed Corporation operates in the healthcare field through its VITAS Healthcare Corporation subsidiary. VITAS provides daily hospice services to approximately 12,000 patients with severe, life-limiting illnesses. This type of care is focused on making the terminally ill patient's final days as comfortable and pain-free as possible.

Chemed operates in the residential and commercial plumbing and drain cleaning industry under the brand name Roto-Rooter. Roto-Rooter provides plumbing and drain service through company-owned branches, independent contractors and franchisees in the United States and Canada. Roto-Rooter also has licensed master franchisees in Indonesia, Singapore, Japan, and the Philippines.

This press release contains information about Chemed’s EBITDA, Adjusted EBITDA and Adjusted Diluted EPS, which are not measures derived in accordance with GAAP and which exclude components that are important to understanding Chemed’s financial performance. In reporting its operating results, Chemed provides EBITDA, Adjusted EBITDA and Adjusted Diluted EPS measures to help investors and others evaluate the Company's operating results, compare its operating performance with that of similar companies that have different capital structures and evaluate its ability to meet its future debt service, capital expenditures and working capital requirements. Chemed's management similarly uses EBITDA, Adjusted EBITDA and Adjusted Diluted EPS to assist it in evaluating the performance of the Company across fiscal periods and in assessing how its performance compares to its peer companies. These measures also help Chemed's management to estimate the resources required to meet Chemed's future financial obligations and expenditures. Chemed’s EBITDA, Adjusted EBITDA and Adjusted Diluted EPS should not be considered in isolation or as a substitute for comparable measures calculated and presented in accordance with GAAP. We calculated Adjusted EBITDA Margin by dividing Adjusted EBITDA by service revenue and sales. A reconciliation of Chemed’s net income to its EBITDA, Adjusted EBITDA and Adjusted Diluted EPS is presented in the tables following the text of this press release.

Forward-Looking Statements

Certain statements contained in this press release and the accompanying tables are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words "believe," "expect," "hope," "anticipate," "plan" and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Chemed does not undertake and specifically disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These statements are based on current expectations and assumptions and involve various risks and uncertainties, which could cause Chemed's actual results to differ from those expressed in such forward-looking statements. These risks and uncertainties arise from, among other things, possible changes in regulations governing the hospice care or plumbing and drain cleaning industries; periodic changes in reimbursement levels and procedures under Medicare and Medicaid programs; difficulties predicting patient length of stay and estimating potential Medicare reimbursement obligations; challenges inherent in Chemed's growth strategy; the current shortage of qualified nurses, other healthcare professionals and licensed plumbing and drain cleaning technicians; Chemed’s dependence on patient referral sources; and other factors detailed under the caption "Description of Business by Segment" or "Risk Factors" in Chemed’s most recent report on form 10-Q or 10-K and its other filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on such forward-looking statements and there are no assurances that the matters contained in such statements will be achieved.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENT OF INCOME
(in thousands, except per share data)(unaudited)

	Three Months Ended March 31,
	2009	2008 (bb)
Service revenues and sales	$294,938	$285,268
Cost of services provided and goods sold (aa)	207,013	205,812
Selling, general and administrative expenses (aa)	45,793	42,727
Depreciation	5,325	5,438
Amortization	1,536	1,450
Other operating expenses (aa)	545	-
Total costs and expenses	260,212	255,427
Income from operations	34,726	29,841
Interest expense (aa)	(2,844)	(3,109)
Other income--net (aa)	(276)	(1,189)
Income before income taxes	31,606	25,543
Income taxes (aa)	(12,267)	(9,683)
Net Income	$19,339	$15,860

Earnings Per Share (aa)
Net income	$0.86	$0.66
Average number of shares outstanding	22,394	23,873

Diluted Earnings Per Share (aa)
Net income	$0.85	$0.65
Average number of shares outstanding	22,647	24,285

(aa)	Included in the results of operations are the following credits/(charges) which may not be indicative of ongoing operations (in thousands, except per share data):

	Three Months Ended March 31,
	2009	2008
Cost of services provided and goods sold
Unreserved prior-year's insurance claim	$-	$(597)
Selling, general and administrative expenses
Stock option expense	(2,042)	(1,391)
Adjustments/(expenses) associated with OIG investigation	(13)	15
Other operating expenses
Expenses associated with contested proxy solicitation	(545)	-
Interest expense
Additional interest expense resulting from the change in accounting for the conversion feature of the convertible notes (bb)
	(1,530)	(1,512)
Other income--net
Non-taxable income from certain investments held in deferred compensation trusts
	1,211	-
Pretax impact on earnings	(2,919)	(3,485)
Income tax benefit on the above	1,517	1,292
Income tax impact of non-deductible net market losses on investments held in deferred compensation trusts
	(475)	-
Income tax credit related to prior years	-	322
After-tax impact on earnings	$(1,877)	$(1,871)

(bb)

Effective January 1, 2009, we adopted the provisions of FASB Staff Position No. APB 14-1, "Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)." Financial statements for 2008 and prior periods have been restated for this change in accounting.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATED BALANCE SHEET
(in thousands, except per share data)(unaudited)

	March 31,
	2009	2008 (bb)
Assets
Current assets
Cash and cash equivalents	$11,859	$29,704
Accounts receivable less allowances	107,364	87,004
Inventories	8,083	7,439
Current deferred income taxes	16,692	14,996
Prepaid expenses and other current assets	9,046	9,035
Total current assets	153,044	148,178
Investments of deferred compensation plans held in trust	22,803	29,524
Properties and equipment, at cost less accumulated depreciation	73,631	72,910
Identifiable intangible assets less accumulated amortization	60,748	64,168
Goodwill	450,000	438,656
Other assets	13,999	14,142
Total Assets	$774,225	$767,578

Liabilities
Current liabilities
Accounts payable	$48,883	$46,450
Current portion of long-term debt	10,070	10,166
Income taxes	13,872	10,100
Accrued insurance	37,840	37,600
Accrued compensation	33,069	31,195
Other current liabilities	14,715	14,474
Total current liabilities	158,449	149,985
Deferred income taxes	22,239	22,991
Long-term debt	149,122	162,728
Deferred compensation liabilities	22,691	29,653
Other liabilities	4,581	5,540
Total Liabilities	357,082	370,897
Stockholders' Equity
Capital stock	29,586	29,379
Paid-in capital	316,209	305,082
Retained earnings	355,723	290,412
Treasury stock, at cost	(286,427)	(230,594)
Deferred compensation payable in Company stock	2,052	2,402
Total Stockholders' Equity	417,143	396,681
Total Liabilities and Stockholders' Equity	$774,225	$767,578

Book Value Per Share	$18.56	$16.72

(bb)

Effective January 1, 2009, we adopted the provisions of FASB Staff Position No. APB 14-1, "Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)." Financial statements for 2008 and prior periods have been restated for this change in accounting.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENT OF CASH FLOWS
(in thousands)(unaudited)

	Three Months Ended
	March 31,
	2009	2008 (bb)
Cash Flows from Operating Activities
Net income	$19,339	$15,860
Adjustments to reconcile net income to net cash provided/(used) by operating activities:
Depreciation and amortization	6,861	6,888
Provision for uncollectible accounts receivable	3,071	2,002
Stock option expense	2,042	1,391
Provision for deferred income taxes	(1,529)	(1,678)
Amortization of discount on convertible notes	1,612	1,612
Amortization of debt issuance costs	154	154
Changes in operating assets and liabilities, excluding amounts acquired in business combinations:
Decrease in accounts receivable	(12,399)	12,112
Increase in inventories	(514)	(843)
Decrease in prepaid expenses and other current assets
	1,002	1,488
Decrease in accounts payable and other current liabilities	(7,900)	(5,679)
Increase in income taxes	13,056	6,677
Increase in other assets	(203)	(293)
Increase in other liabilities	486	532
Excess tax benefit on share-based compensation	(145)	(825)
Other sources/(uses)	168	133
Net cash provided by operating activities	25,101	39,531
Cash Flows from Investing Activities
Capital expenditures	(3,376)	(3,891)
Business combinations, net of cash acquired	(1,944)	-
Proceeds from sales of property and equipment	1,360	19
Net proceeds/(uses) from the disposition of discontinued operations	(121)	9,556
Other uses	(31)	(122)
Net cash provided/(used) by investing activities	(4,112)	5,562
Cash Flows from Financing Activities
Purchases of treasury stock	(231)	(16,263)
Repayment of long-term debt	(10,799)	(2,595)
Dividends paid	(1,355)	(1,449)
Decrease in cash overdrafts payable	(342)	(963)
Excess tax benefit on share-based compensation	145	825
Other sources	(176)	68
Net cash used by financing activities	(12,758)	(20,377)
Increase in Cash and Cash Equivalents	8,231	24,716
Cash and cash equivalents at beginning of year	3,628	4,988
Cash and cash equivalents at end of period	11,859	$29,704

(bb)	Effective January 1, 2009, we adopted the provisions of FASB Staff Position No. APB 14-1, "Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)." Financial statements for 2008 and prior periods have been restated for this change in accounting.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATING STATEMENT OF INCOME
FOR THE THREE MONTHS ENDED MARCH 31, 2009 AND 2008
(in thousands)(unaudited)

				Chemed
	VITAS	Roto-Rooter	Corporate	Consolidated
2009
Service revenues and sales	$208,417	$86,521	$-	$294,938
Cost of services provided and goods sold	159,631	47,382	-	207,013
Selling, general and administrative expenses (a)	17,546	24,375	3,872	45,793
Depreciation	3,219	2,054	52	5,325
Amortization	990	15	531	1,536
Other operating expenses (a)	-	-	545	545
Total costs and expenses	181,386	73,826	5,000	260,212
Income/(loss) from operations	27,031	12,695	(5,000)	34,726
Interest expense (a)	(39)	(35)	(2,770)	(2,844)
Intercompany interest income/(expense)	891	536	(1,427)	-
Other income—net (a)	(3)	116	(389)	(276)
Income/(loss) before income taxes	27,880	13,312	(9,586)	31,606
Income taxes (a)	(10,597)	(5,036)	3,366	(12,267)
Net income/(loss)	$17,283	$8,276	$(6,220)	$19,339

2008 (f)
Service revenues and sales	$198,585	$86,683	$-	$285,268
Cost of services provided and goods sold (b)	158,803	47,009	-	205,812
Selling, general and administrative expenses (b)	16,147	23,771	2,809	42,727
Depreciation	3,280	2,082	76	5,438
Amortization	996	13	441	1,450
Total costs and expenses	179,226	72,875	3,326	255,427
Income/(loss) from operations	19,359	13,808	(3,326)	29,841
Interest expense (b)	(51)	(83)	(2,975)	(3,109)
Intercompany interest income/(expense)	1,365	1,042	(2,407)	-
Other income—net	23	28	(1,240)	(1,189)
Income/(loss) before income taxes	20,696	14,795	(9,948)	25,543
Income taxes (b)	(7,398)	(5,700)	3,415	(9,683)
Net income/(loss)	$13,298	$9,095	$(6,533)	$15,860

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATING SUMMARY OF EBITDA
FOR THE THREE MONTHS ENDED MARCH 31, 2009 AND 2008
(in thousands)(unaudited)

				Chemed
	VITAS	Roto-Rooter	Corporate	Consolidated
2009
Net income/(loss)	$17,283	$8,276	$(6,220)	$19,339
Add/(deduct):
Interest expense	39	35	2,770	2,844
Income taxes	10,597	5,036	(3,366)	12,267
Depreciation	3,219	2,054	52	5,325
Amortization	990	15	531	1,536
EBITDA	32,128	15,416	(6,233)	41,311
Add/(deduct):
Non-taxable income from certain investments held in deferred compensation trusts
	-	-	(1,211)	(1,211)
Expenses associated with contested proxy solicitation	-	-	545	545
Legal expenses of OIG investigation	13	-	-	13
Stock option expense	-	-	2,042	2,042
Advertising cost adjustment (c)	-	(394)	-	(394)
Interest income	(48)	(19)	(15)	(82)
Intercompany interest income/(expense)	(891)	(536)	1,427	-
Adjusted EBITDA	$31,202	$14,467	$(3,445)	$42,224

2008 (f)
Net income/(loss)	$13,298	$9,095	$(6,533)	$15,860
Add/(deduct):
Interest expense	51	83	2,975	3,109
Income taxes	7,398	5,700	(3,415)	9,683
Depreciation	3,280	2,082	76	5,438
Amortization	996	13	441	1,450
EBITDA	25,023	16,973	(6,456)	35,540
Add/(deduct):
Unreserved insurance claim	-	597	-	597
Legal expenses of OIG investigation	(15)	-	-	(15)
Stock option expense	-	-	1,391	1,391
Advertising cost adjustment (c)	-	(570)	-	(570)
Interest income	(38)	(18)	(281)	(337)
Intercompany interest income/(expense)	(1,365)	(1,042)	2,407	-
Adjusted EBITDA	$23,605	$15,940	$(2,939)	$36,606

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
RECONCILIATION OF ADJUSTED NET INCOME
FOR THE THREE MONTHS ENDED MARCH 31, 2009 AND 2008
(in thousands, except per share data)(unaudited)

	2009	2008 (f)
Net income as reported	$19,339	$15,860

Add/(deduct):
After-tax expenses associated with contested proxy solicitation	345	-
After-tax cost of legal expenses/(adjustments) of OIG investigation	8	(9)
After-tax stock option expense	1,292	884
After-tax additional interest expense resulting from the change in accounting for the conversion feature of the convertible notes	968	960
After-tax impact of non-deductible losses and non-taxable gains on investments held in deferred compensation trusts	(736)	-
Income tax credit related to prior years	-	(322)
After-tax unreserved insurance cost	-	358

Adjusted net income	$21,216	$17,731

Earnings Per Share As Reported
Net income	$0.86	$0.66
Average number of shares outstanding	22,394	23,873
Diluted Earnings Per Share As Reported
Net income	$0.85	$0.65
Average number of shares outstanding	22,647	24,285

Adjusted Earnings Per Share
Net income	$0.95	$0.74
Average number of shares outstanding	22,394	23,873
Adjusted Diluted Earnings Per Share
Net income	$0.94	$0.73
Average number of shares outstanding	22,647	24,285

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
OPERATING STATISTICS FOR VITAS SEGMENT
FOR THE THREE MONTHS ENDED MARCH 31, 2009 AND 2008
(unaudited)

OPERATING STATISTICS	2009	2008
Net revenue ($000) (d)
Homecare	$147,075	$141,617
Inpatient	25,082	25,971
Continuous care	34,580	30,997
Total before Medicare Cap allowance and 2008 BNAF	$206,737	$198,585
Estimated BNAF Accrual Q4 2008	1,950	-
Medicare Cap allowance	(270)	-
Total	$208,417	$198,585
Net revenue as a percent of total before Medicare Cap allowance
Homecare	71.1%	71.3%
Inpatient	12.2	13.1
Continuous care	16.7	15.6
Total before Medicare Cap allowance and 2008 BNAF	100.0	100.0
Estimated BNAF Accrual Q4 2008	0.9	-
Medicare Cap allowance	(0.1)	-
Total	100.8%	100.0%
Average daily census ("ADC") (days)
Homecare	7,477	7,154
Nursing home	3,263	3,548
Routine homecare	10,740	10,702
Inpatient	421	453
Continuous care	567	536
Total	11,728	11,691

Total Admissions	14,168	15,212
Total Discharges	13,865	14,992
Average length of stay (days)	76.6	71.5
Median length of stay (days)	13.0	13.0
ADC by major diagnosis
Neurological	32.5%	32.5%
Cancer	19.6	20.0
Cardio	12.3	13.0
Respiratory	6.7	6.9
Other	28.9	27.6
Total	100.0%	100.0%
Admissions by major diagnosis
Neurological	18.6%	19.0%
Cancer	35.9	33.4
Cardio	11.1	11.9
Respiratory	7.6	8.5
Other	26.8	27.2
Total	100.0%	100.0%
Direct patient care margins (e)
Routine homecare	51.5%	49.5%
Inpatient	17.4	19.3
Continuous care	19.1	16.5
Homecare margin drivers (dollars per patient day)
Labor costs	$52.82	$52.26
Drug costs	7.65	7.49
Home medical equipment	6.68	6.17
Medical supplies	2.27	2.57
Inpatient margin drivers (dollars per patient day)
Labor costs	$271.75	$266.18
Continuous care margin drivers (dollars per patient day)
Labor costs	$521.30	$509.62
Bad debt expense as a percent of revenues	1.1%	0.9%
Accounts receivable -- days of revenue outstanding
	68.4	45.5

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
FOOTNOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2009 AND 2008
(unaudited)

(a)	Included in the results of operations for the three months ended March 31, 2009, are the following significant credits/(charges) which may not be indicative of ongoing operations (in thousands):

		VITAS	Corporate	Consolidated
	Selling, general and administrative expenses
	Stock option expense	$-	$(2,042)	$(2,042)
	Legal expenses of OIG investigation	(13)	-	(13)
	Other operating expense
	Expenses associated with contested proxy solicitation	-	(545)	(545)
	Interest expense
	Additional interest expense resulting from the change in accounting for the conversion feature of the convertible notes
		-	(1,530)	(1,530)
	Other income-net
	Non-taxable income from certain investments held in deferred compensation trusts
		-	1,211	1,211
	Pretax impact on earnings	(13)	(2,906)	(2,919)
	Income tax benefit/(charge) on the above	5	1,512	1,517
	Income tax impact of non-deductible net market losses on investments held in deferred compensation trusts
		-	(475)	(475)
	After-tax impact on earnings	$(8)	$(1,869)	$(1,877)

(b)	Included in the results of operations for the three months ended March 31, 2008, are the following significant credits/(charges) which may not be indicative of ongoing operations (in thousands):

		VITAS	Roto-Rooter	Corporate (f)	Consolidated
	Cost of services provided and goods sold
	Unreserved prior-year's insurance claim	$-	$(597)	$-	$(597)
	Selling, general and administrative expenses
	Stock option expense	-	-	(1,391)	(1,391)
	Legal expenses of OIG investigation	15	-	-	15
	Interest expense
	Additional interest expense resulting from the change in accounting for the conversion feature of the convertible notes
		-	-	(1,512)	(1,512)
	Pretax impact on earnings	15	(597)	(2,903)	(3,485)
	Income tax benefit/(charge) on the above	(6)	239	1,059	1,292
	Income tax credit related to prior years	322	-	-	322
	After-tax impact on earnings	$331	$(358)	$(1,844)	$(1,871)

(c)

Under Generally Accepted Accounting Principles ("GAAP"), the Roto-Rooter segment expenses all advertising, including the cost of telephone directories, immediately upon the initial release of the advertising. Telephone directories are generally in circulation 12 months. If a directory is in circulation for a time period greater or less than 12 months, the publisher adjusts the directory billing for the change in billing period. The timing of when a telephone directory is published can and does fluctuate significantly on a quarterly basis. This "direct expensing" results in significant fluctuations in quarterly advertising expense. In the first quarters of 2009 and 2008, GAAP advertising expense for Roto-Rooter totaled $5,757,000 and $5,456,000, respectively. If the expense of the telephone directories were spread over the periods they are in circulation, advertising expense for the first quarters of 2009 and 2008 would total $6,151,000 and $6,026,000, respectively.

(d)

VITAS has 5 large (greater than 450 ADC), 17 medium (greater than 200 but less than 450 ADC) and 23 small (less than 200 ADC) hospice programs. There is one continuing program as of March 31, 2009, with Medicare Cap cushion of less than 10% for the 2008 measurement period. There are two continuing programs as of March 31, 2009, with Medicare Cap cushion of less than 10% for the 2009 measurement period, including one program with a $505,000 liability recorded at March 31, 2009.

(e)	Amounts exclude indirect patient care and administrative costs, as well as Medicare Cap billing limitation.

(f)

Effective January 1, 2009, we adopted the provisions of FASB Staff Position No. APB 14-1, "Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)." Financial statements for 2008 and prior periods have been restated for this change in accounting.

CONTACT:
Chemed Corporation
David P. Williams, 513-762-6901